SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

IFCO SYSTEMS N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	98-0216429
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Rivierstaete, Amsteldijk 166
1079 LH Amsterdam, The Netherlands
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-96021

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Class

Ordinary Shares, nominal value 0.10 euros per share

The Registrant hereby files this Form 8-A in order to correctly state that the securities are registered pursuant to Section 12(g) of the Act, instead of pursuant to Section 12(b) of the Act as stated in the Registrant’s Form 8-A filed on February 3, 2000.

Item 1.    Description of Registrant’s Securities to be Registered.

The description of the Registrant’s ordinary shares, nominal value 0.10 euros per share, is incorporated herein by reference to the sections captioned “Description of IFCO Systems Share Capital”, “Comparison of Rights of Holders of PalEx Common Stock and IFCO Systems Ordinary Shares” and “Share Certificates and Transfer” in the Proxy Statement/Prospectus constituting a part of the Registrant’s Registration Statement on Form F-4 (Registration No. 333-96021) filed with the Securities and Exchange Commission on February 2, 2000. The Proxy Statement/Prospectus, as may hereafter be amended and filed as part of an amendment to the Registrant’s Registration Statement on Form F-4, is incorporated herein by reference.

Item 2.    Exhibits.

Pursuant to the Phase Two Recommendations of Task Force on Disclosure Simplification, Securities Act Release 33-7431, (July 18, 1997), no exhibits are required to be filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IFCO SYSTEMS N.V.

Date: December 17, 2002	By:	/s/ Michael W. Nimtsch
Michael W. Nimtsch Senior Executive Vice President and Chief Financial Officer